UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2012

SINO GREEN LAND CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation)		Identification No.)

Suite 2711A, 27/F, Exchange Tower,
33 Wang Chiu Road, Kowloon Bay,
Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-3104-0598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01   Regulation FD Disclosure

On January 15, 2012, the Company’s subsidiary, Guangzhou Metro Green Trading Company, signed a 15-year lease agreement with Mr. Feng Wen to rent the entire third floor of 9988.9 square meters for distribution logistics purpose.  Mr. Wen will pay RMB35 per square meter per month for the lease and RMB10 per square meter per month for the management fee to Metro Green.  Based on the average foreign currency exchange rate of 6.3125, the annual lease and management fee for the third floor is approximately $665,000.  The rental will start on September 1, 2012 and the management fee will start on March 1, 2012.  The monthly rental charge will stay the same for the first three years and will increase 10% every three years thereafter.

On January 18, 2012, the Company announced an agreement with Yinhai International, a Hong Kong based company that operates a large shopping mall in Guangdong province, to supply certified green, organic and imported food products.  The Company will receive compensation for providing the food products to its customers from suppliers who are renting space in the Metro Grain distribution facility, which opened in December 2011.  The dollar volume was not specified in the contract.  The Company anticipates that it will receive the first order from Yinhai International before the Chinese New Year on January 23, 2012.

The press release, which covers the Metro Green lease and the Yinhai International contact, is included as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated January 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORPORATION

	By:	/s/ Huasong Sheena Shen
Huasong Sheena Shen
Chief Financial Officer
Date: January 18, 2012